AMENDMENT TO THE

DISTRIBUTION AGREEMENT

THIS AMENDMENT, effective as of May 21, 2019 to the Distribution Agreement, dated as of  June 30, 2016 (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”), Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”), and Boston Partners Global Investors, Inc., a Delaware corporation and an investment adviser to the Company (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company, the Distributor and Adviser desire to amend the series of the Company to add a new Fund; and

WHEREAS, Section 11 of the Agreement provides that the Agreement may be amended by written agreement executed by the parties.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of adding the Boston Partners Global Equity Advantage Fund to the Agreement. Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		QUASAR DISTRIBUTORS, LLC

By:	/s/ Salvatore Faia	By:	/s/ Teresa Cowan

Printed Name:	Salvatore Faia	Printed Name:	Teresa Cowan
Title:	President	Title:	President

BOSTON PARTNERS GLOBAL INVESTORS, INC.

By:	/s/ William G. Butterly, III

Printed Name:	William G. Butterly, III
Title:	General Counsel

Amended Exhibit A to the Distribution Agreement – The RBB Fund, Inc.

Fund Names

Boston Partners All-Cap Value Fund

Boston Partners Emerging Markets Long/Short fund

Boston Partners Global Equity Fund

Boston Partners Global Long/Short Fund

Boston Partners Long/Short Equity Fund

Boston Partners Long/Short Research Fund

Boston Partners Small Cap Value II Fund

WPG Partners Small/Micro Cap Value Fund

Boston Partners Emerging Markets Fund

Boston Partners Global Equity Advantage Fund